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                                                              EXHIBIT 23.5

                    CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cendant Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8s: Numbers 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896,
33-91656, 333-03241, 33-74068, 33-74066, 33-91658, 333-00475, 333-03237,
33-75684, 33-80834, 33-93372, 333-09633, 333-09637, 333-09655, 333-22003,
333-30649, 333-42503, 333-34517 and 333-42549) pertaining to the CUC
International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1987 Stock Option
Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications, Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. Savings Incentive Plan, the CUC International Inc. 1994 Directors Stock Option Plan, the Sierra On-Line, Inc. 1987 Stock Option Plan, the Sierra On-Line, Inc. 1995 Stock Option and Award Plan, the Papyrus Design Group, Inc. 1992 Stock Option Plan, the Knowledge Adventure 1993 Stock Option Plan, the 1992 Employee Stock Option Plan and 1992 Bonus and Salary Replacement Stock Option Plan and 1997 Stock Option Plan and Davidson non-plan options, the
1997 Stock Incentive Plan, the HFS 1992 Plan and HPS 1993 Plan and 1997 Employee Stock Option Plan and the HFS and PHH 401k Plans, respectively, and in the Registration Statements (Form S-3s: Numbers 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927,
333-35709 and 333-35707) of our report dated February 21, 1996, with respect to the consolidated balance sheet of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the two-year period ended December 31, 1995.


                              /s/ KPMG Peat Marwick LLP


Long Beach, California
January 27, 1998